LAW OFFICES OF BRADLEY BETTERTON-FIKE
Attorneys and Counselors At Law

Sent via email

June 21, 2019

Seed Equity Properties, LLC
1660 S. Albion St., Suite 321
Denver, CO 80222

Ladies and Gentlemen:

We are acting as counsel to Seed Equity Properties, LLC (the "Company") with respect to the preparation and filing of an offering statement on Form 1-A. The offering statement covers the contemplated sale of up to $50,000,000 of the Company's Class B shares, which represent Class
B limited liability company interests of the Company (the "Shares").

In connection with the opinion contained herein, we have examined the offering statement, the certificate of formation, the Company's Amended and Restated Operating Agreement and the
form of Subscription Agreement included in the offering statement, as well as all other documents necessary to render an opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

The opinion set forth below is limited to the Colorado Limited Liability Company Act, which includes reported judicial decisions interpreting the Colorado Limited Liability Company Act.

Based upon the foregoing, we are of the opinion that the Shares being sold pursuant to the offering statement are duly authorized and will be, when issued in the manner described in the offering statement, legally and validly issued, fully paid and holders of the Shares will have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Shares.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the offering statement or any portion thereof.

We further consent to the use of this opinion as an exhibit to the offering statement.

Very truly yours,

LAW OFFICES OF BRADLEY BETTERTON-FIKE, LLC

Digitally signed by W. Bradley Betterton-Fike
DN: cn=W. Bradley Betterton-Fike, o=Law
Offices of Bradley Betterton-Fike, LLC,
ou=Attorney and Counselor at Law,
email=bradley@betterton-fikelaw.com, c=US
Date: 2019.06.21 14:08:12 -06'00'

W. Bradley Betterton-Fike

1825 York Street, Suite 200
Denver, Colorado 80206
Tel: 720.336.3443
bradley@betterton-fikelaw.com